EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

THIRD QUARTER 2019 FINANCIAL RESULTS

Third Quarter Highlights

•	Net income of $17.4 million; Return on average assets (ROAA) of 2.18%; return on average stockholders' equity (ROAE) of 20.00%; and return on average tangible common equity (ROATCE)(1) of 21.76%
•	C Corp equivalent net income of $13.1 million; C Corp equivalent ROAA of 1.64%; C Corp equivalent ROAE of 15.05%; and C Corp equivalent ROATCE(1) of 16.37%
•	Adjusted C Corp equivalent net income(1) of $14.3 million; adjusted C Corp equivalent ROAA(1) of 1.79%; adjusted C Corp equivalent ROAE(1) of 16.45%; and adjusted C Corp equivalent ROATCE(1) of 17.90%
•	Initial public offering priced on October 10, 2019

(1)   See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below for a discussion of non-GAAP financial measures and reconciliations to GAAP financial measures.

Bloomington, IL, November 6, 2019 – HBT Financial, Inc. (NASDAQ: HBT)  (the “Company” or “HBT Financial”), the holding company for Heartland Bank and Trust Company and State Bank of Lincoln, today reported net income of $17.4 million, or $0.97 diluted earnings per share, for the third quarter of 2019.  This compares to net income of $14.6 million, or $0.81 diluted earnings per share, for the second quarter of 2019,  and net income of $17.6 million, or $0.98 diluted earnings per share, for the third quarter of 2018.

Fred L. Drake, Chairman and Chief Executive Officer of HBT Financial, said, “Our third quarter results reflect continued execution on our strategy of prudent growth, disciplined expense management, and strong asset quality.  This formula continues to produce a superior level of profitability. We are very pleased to have completed our initial public offering.  Becoming a public company is an important next chapter in our history, but our focus remains squarely on understanding our clients’ needs and delivering the products and services that help them achieve their financial goals.  By remaining consistent with our core values, we believe that we will continue to enhance the value of our franchise over the long term.”

C Corp Equivalent Net Income and Adjusted C Corp Equivalent Net Income

The Company has historically operated as an S Corporation for U.S. federal and state income tax purposes.  Following the completion of the initial public offering, the Company will be treated as a C Corporation (“C Corp”) for federal and state income tax purposes.  For comparison, the Company reports its C Corp equivalent financial results, which does not reflect the additional shares issued in the initial public offering (the “IPO”) for periods prior to the IPO.

For the third quarter of 2019, the Company reported C Corp equivalent net income of $13.1 million, or $0.73 diluted earnings per share.  This compares to C Corp equivalent net income of $11.1 million, or $0.62 diluted earnings per share, for the second quarter of 2019, and C Corp equivalent net income of $13.2 million, or $0.73 diluted earnings per share, for the third quarter of 2018.

In addition to reporting C Corp equivalent results, the Company believes adjusted C Corp equivalent results, which adjust for mortgage servicing right fair value adjustments, gains (losses) on sales of securities, and certain non-

HBT Financial, Inc.

recurring items, provide investors with additional insight into its operational performance. The Company reported adjusted C Corp equivalent net income of $14.3 million, or $0.80 diluted earnings per share, for the third quarter of 2019.  This compares to adjusted C Corp equivalent net income of $14.3 million, or $0.79 diluted earnings per share, for the second quarter of 2019, and adjusted C Corp equivalent net income of $13.1 million, or $0.73 diluted earnings per share, for the third quarter of 2018 (see "Reconciliation of GAAP to Non-GAAP Financial Measures" tables).

Net Interest Income

Net interest income for the third quarter of 2019 was $33.1 million, a decrease of 2.3% from $33.9 million for the second quarter of 2019.  The decrease was primarily attributable to a decline in net interest margin.

Relative to the third quarter of 2018, net interest income increased $0.5 million, or 1.7%.  The increase was primarily attributable to a higher net interest margin.

Net Interest Margin

Net interest margin for the third quarter of 2019 was 4.31%, compared to 4.36% for the second quarter of 2019.   The decrease was primarily attributable to a decline in average loan yields.

Relative to the third quarter of 2018, net interest margin increased from 4.22%. The increase was primarily attributable to higher loan and securities yields.

The Federal Open Market Committee lowered Federal Funds Target rates for the first time in 11 years on July 31, 2019 and then again in September 2019 and October 2019, for a combined decrease of 75 basis points which we expect to continue to put downward pressure on our net interest margin.

Noninterest Income

Noninterest income for the third quarter of 2019 was $7.6 million, an increase of 3.2% from $7.3  million for the second quarter of 2019.  The growth was primarily attributable to increases in service charges on deposit accounts, wealth management fees, and gain on sale of mortgage loans.  Partially offsetting these increases were lower gains on foreclosed and other assets and modest securities losses.

In the third quarter of 2019, the Company recorded a fair value adjustment to mortgage servicing rights that negatively impacted noninterest income by $860,000, compared to a fair value adjustment that negatively impacted noninterest income by $1.1 million in the second quarter of 2019.

Relative to the third quarter of 2018, noninterest income decreased 9.8% from $8.4 million.  The decline was attributable to a  larger negative fair value adjustment to mortgage servicing rights in the third quarter of 2019, the loss of revenue from title insurance activities, and unfavorable market value adjustments on equity securities between the two quarters.

Noninterest Expense

Noninterest expense for the third quarter of 2019 was $22.3 million, compared with $24.6 million for the second quarter of 2019.  The decrease was primarily attributable to lower employee benefits expense, as second quarter of 2019 results included a $3.3 million charge associated with the termination of the supplemental executive retirement plan (SERP) compared to the third quarter of 2019 which included a charge of $0.8 million associated with the termination of the SERP.

Relative to the third quarter of 2018, noninterest expense increased 1.7% from $21.9 million. The increase was primarily due to a $0.8 million charge during the third quarter of 2019 associated with the termination of the SERP which was not present during the third quarter of 2018.

HBT Financial, Inc.

Loan Portfolio

Total gross loans outstanding were $2.17 billion at September 30, 2019, compared with $2.20 billion at June  30, 2019 and $2.14 billion at September 30, 2018.  The $32.1 million decline in loans from June 30, 2019 was primarily due to the following items:

•

A  $26.0 million decrease in construction and land development balances resulting from the payoff of a number of large construction loans following the completion and sale of the projects by borrowers.  Total outstanding commitments for construction and land development loans were approximately the same at both period ends.

•	A $11.7 million decrease in balances on lines of credit to grain elevator customers, which is a typical seasonal decline in the third quarter.
•	$8.3 million in payoffs and paydowns of non-performing loans during the quarter.

Deposits

Total deposits were $2.70 billion at September 30, 2019, compared with $2.77 billion at June  30, 2019, and $2.74 billion at September 30, 2018.  The $69.7 million decrease in total deposits from June 30, 2019 was primarily due to the following items:

•	A $30.3 million decrease in time deposits, as the Company continues to deemphasize higher cost deposit categories.
•	A planned decrease of $22.6 million in one higher priced interest-bearing demand account.

Asset Quality

Nonperforming loans totaled $19.1 million, or 0.88% of total loans, at September 30, 2019, compared with $25.1 million, or 1.14% of total loans, at June 30, 2019, and $21.4 million, or 1.00% of total loans, at September 30, 2018.

Net charge-offs for the third quarter of 2019 were $0.5 million, or 0.08% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $0.7 million for the third quarter of 2019, which was primarily driven by the level of net charge-offs in the quarter.  The Company’s allowance for loan losses was 1.05% of total loans and 119.34% of nonperforming loans at September 30, 2019, compared with 1.02% of total loans and 89.98% of nonperforming loans at June 30, 2019.

Capital

At September 30, 2019, the Company exceeded all regulatory capital requirements under Basel III and was considered to be ‘‘well-capitalized’’, as summarized in the following table:

	September 30,	Well Capitalized
	2019	Regulatory Requirements
Total capital to risk-weighted assets	14.88%	10.00%
Tier 1 capital to risk-weighted assets	13.97%	8.00%
Tier 1 leverage ratio	11.02%	5.00%
Common equity Tier 1 capital	12.51%	6.50%
Total stockholders' equity to total assets	11.02%	NA
Tangible common equity to tangible assets (1)	10.23%	NA

(1) see "Reconciliation of Non-GAAP Financial Measures" tables

Completion of Initial Public Offering

On October 10, 2019, the Company priced its initial public offering (the “IPO”), and issued 8,300,000 shares of its common stock at a price to the public of $16.00 per share on October 16, 2019.  On October 29, 2019, the underwriters purchased an additional 1,129,794 shares pursuant to the exercise of their option to purchase additional shares from HBT Financial at the initial public offering price, less underwriting discounts and commissions. In total, HBT sold 9,429,794 shares of common stock in the initial public offering, raising total net proceeds, after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company, of approximately $138 million.

HBT Financial, Inc.

On October 22, 2019, the Company paid a $170 million distribution to its pre-IPO stockholders, using the net proceeds of the initial public offering and the proceeds of dividends from Heartland Bank and Trust Company and State Bank of Lincoln.

About HBT Financial, Inc.

HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company and State Bank of Lincoln. The banks provide a comprehensive suite of business, commercial, wealth management and retail banking products and services to businesses, families and local governments throughout Central and Northeastern Illinois through 64 branches. As of September 30, 2019, HBT had total assets of $3.2 billion, total loans of $2.2 billion, and total deposits of $2.7 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back nearly 100 years.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), originated loans and acquired loans, efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, adjusted C Corp equivalent net income, adjusted C Corp equivalent return on average assets, adjusted C Corp equivalent return on average stockholders' equity, and adjusted C Corp equivalent return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the  "Reconciliation of Non-GAAP Financial Measures" tables.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Matthew Keating

HBTIR@hbtbank.com

(310) 622-8230

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Statements of Income

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
INTEREST AND DIVIDEND INCOME	(dollars in thousands, except per share amounts)
Loans, including fees:
Taxable	$29,308	$29,886	$30,063	$28,625	$28,226
Federally tax exempt	684	736	710	704	749
Securities:
Taxable	3,572	3,801	3,922	3,655	3,619
Federally tax exempt	1,395	1,512	1,552	1,670	1,758
Interest-bearing deposits in bank	662	599	687	580	362
Other interest and dividend income	15	16	15	14	18
Total interest and dividend income	35,636	36,550	36,949	35,248	34,732

INTEREST EXPENSE
Deposits	2,000	2,111	1,983	1,672	1,619
Securities sold under agreements to repurchase	17	17	14	16	13
Borrowings	—	4	3	8	29
Subordinated debentures	478	487	497	476	470
Total interest expense	2,495	2,619	2,497	2,172	2,131
Net interest income	33,141	33,931	34,452	33,076	32,601
PROVISION FOR LOAN LOSSES	684	1,806	776	3,906	1,238
Net interest income after provision for loan losses	32,457	32,125	33,676	29,170	31,363

NONINTEREST INCOME
Card income	1,985	1,996	1,832	1,954	1,848
Service charges on deposit accounts	2,111	1,931	1,763	2,078	2,157
Wealth management fees	1,676	1,493	2,047	2,087	1,695
Mortgage servicing	795	818	729	861	755
Mortgage servicing rights fair value adjustment	(860)	(1,120)	(1,002)	355	(93)
Gains on sale of mortgage loans	992	660	525	666	855
Gains (losses) on securities	(73)	36	79	(2,813)	180
Gains (losses) on foreclosed assets	(20)	169	(17)	(479)	(251)
Gains (losses) on sales of other assets	(29)	368	605	580	(13)
Title insurance activity	—	38	129	276	335
Other noninterest income	1,005	957	797	864	939
Total noninterest income	7,582	7,346	7,487	6,429	8,407

NONINTEREST EXPENSE
Salaries	12,335	11,597	12,407	13,091	12,264
Employee benefits	2,224	4,731	1,359	1,522	1,492
Occupancy of bank premises	1,785	1,638	1,837	1,776	1,822
Furniture and equipment	545	716	789	693	695
Data processing	1,471	1,390	1,162	1,299	1,265
Marketing and customer relations	801	1,103	933	1,125	974
Amortization of intangible assets	335	376	376	390	389
FDIC insurance	8	208	219	214	241
Loan collection and servicing	547	612	742	720	625
Foreclosed assets	196	165	164	100	247
Other noninterest expense	2,056	2,025	2,224	2,510	1,923
Total noninterest expense	22,303	24,561	22,212	23,440	21,937
INCOME BEFORE INCOME TAX EXPENSE	17,736	14,910	18,951	12,159	17,833
INCOME TAX EXPENSE	299	305	215	239	241
NET INCOME	$17,437	$14,605	$18,736	$11,920	$17,592

EARNINGS PER SHARE - BASIC	$0.97	$0.81	$1.04	$0.66	$0.98
EARNINGS PER SHARE - DILUTED	$0.97	$0.81	$1.04	$0.66	$0.98
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	18,027,512	18,027,512	18,027,512	18,027,512	18,027,512

C CORP EQUIVALENT INFORMATION
Historical income before income tax expense	$17,736	$14,910	$18,951	$12,159	$17,833
C Corp equivalent income tax expense	4,614	3,784	4,915	2,965	4,605
C Corp equivalent net income	$13,122	$11,126	$14,036	$9,194	$13,228

C CORP EQUIVALENT EARNINGS PER SHARE - BASIC	$0.73	$0.62	$0.78	$0.51	$0.73
C CORP EQUIVALENT EARNINGS PER SHARE - DILUTED	$0.73	$0.62	$0.78	$0.51	$0.73

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

Consolidated Balance Sheets

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except share data)
ASSETS
Cash and due from banks	$19,969	$17,151	$17,984	$21,343	$19,567
Interest-bearing deposits with banks	134,972	124,575	142,518	165,536	73,543
Cash and cash equivalents	154,941	141,726	160,502	186,879	93,110

Interest-bearing time deposits with banks	248	248	248	248	248
Securities available-for-sale, at fair value	618,120	651,967	681,233	679,526	704,346
Securities held-to-maturity	99,861	108,829	116,745	121,715	124,786
Equity securities	4,436	4,030	3,994	3,261	3,271
Restricted stock, at cost	2,425	2,425	2,719	2,719	2,719
Loans held for sale	7,608	5,303	2,496	2,800	4,508

Gross loans	2,171,014	2,203,096	2,183,322	2,144,257	2,139,139
Allowance for loan losses	(22,761)	(22,542)	(21,013)	(20,509)	(21,171)
Loans, net of allowance for loan losses	2,148,253	2,180,554	2,162,309	2,123,748	2,117,968

Bank premises and equipment, net	54,105	53,993	54,185	54,736	54,283
Bank premises held for sale	121	149	208	749	804
Foreclosed assets	6,574	9,707	10,151	9,559	10,176
Goodwill	23,620	23,620	23,620	23,620	23,620
Core deposit intangible assets, net	4,366	4,701	5,077	5,453	5,843
Mortgage servicing rights, at fair value	7,936	8,796	9,916	10,918	10,563
Investments in unconsolidated subsidiaries	1,165	1,165	1,165	1,165	1,165
Accrued interest receivable	14,816	14,609	15,256	15,300	16,176
Other assets	18,018	12,338	7,843	7,173	7,027
Total assets	$3,166,613	$3,224,160	$3,257,667	$3,249,569	$3,180,613

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$649,316	$662,405	$661,527	$664,876	$625,332
Interest-bearing	2,054,742	2,111,363	2,159,916	2,131,094	2,114,322
Total deposits	2,704,058	2,773,768	2,821,443	2,795,970	2,739,654

Securities sold under agreements to repurchase	32,267	35,646	40,528	46,195	45,900
Subordinated debentures	37,566	37,550	37,533	37,517	37,501
Other liabilities	43,786	37,326	29,570	29,491	27,701
Total liabilities	2,817,677	2,884,290	2,929,074	2,909,173	2,850,756

Stockholders' Equity
Common stock:
Voting	3	3	3	3	3
Series A nonvoting	178	178	178	178	178
Surplus	32,288	32,288	32,288	32,288	32,288
Retained earnings	311,055	302,984	298,131	315,234	314,166
Accumulated other comprehensive income (loss)	8,431	7,436	1,012	(4,288)	(13,759)
Less cost of treasury stock held:
Voting	(1,667)	(1,667)	(1,667)	(1,667)	(1,667)
Series A nonvoting	(1,352)	(1,352)	(1,352)	(1,352)	(1,352)
Total stockholders’ equity	348,936	339,870	328,593	340,396	329,857
Total liabilities and stockholders’ equity	$3,166,613	$3,224,160	$3,257,667	$3,249,569	$3,180,613

Share Data
Ending number shares of common stock outstanding	18,027,512	18,027,512	18,027,512	18,027,512	18,027,512

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
	(Dollars in thousands)
LOANS
Commercial and industrial	$340,650	$352,326	$363,918	$360,501	$353,105
Agricultural and farmland	205,041	208,923	207,817	209,875	206,117
Commercial real estate - owner occupied	239,805	244,954	250,274	255,074	265,409
Commercial real estate - non-owner occupied	552,262	543,444	556,386	533,910	518,919
Multi-family	191,646	191,734	146,374	135,925	122,558
Construction and land development	210,939	236,902	223,489	237,275	242,666
One-to-four family residential	321,947	323,135	321,224	313,108	322,459
Municipal, consumer, and other	108,724	101,678	113,840	98,589	107,906
Total loans, before allowance for loan losses	$2,171,014	$2,203,096	$2,183,322	$2,144,257	$2,139,139

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
	(Dollars in thousands)
DEPOSITS
Noninterest-bearing	$649,316	$662,405	$661,527	$664,876	$625,332
Interest-bearing demand	800,471	815,770	819,313	856,919	820,488
Money market	463,444	472,738	453,117	427,730	425,909
Savings	426,707	428,439	435,353	421,698	424,927
Time	364,120	394,416	452,133	424,747	442,998
Total deposits	$2,704,058	$2,773,768	$2,821,443	$2,795,970	$2,739,654

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest	(2) Yield/Cost	Average Balance	Interest	(2) Yield/Cost	Average Balance	Interest	(2) Yield/Cost
ASSETS	(dollars in thousand)
Gross loans	$2,191,230	$29,992	5.47%	$2,196,934	$30,622	5.58%	$2,143,577	$28,975	5.41%
Securities	745,532	4,967	2.67%	786,759	5,313	2.70%	851,324	5,377	2.53%
Deposits with banks	136,635	662	1.94%	125,263	599	1.91%	91,474	362	1.58%
Other	2,425	15	2.37%	2,439	16	2.64%	2,719	18	2.56%
Total interest-earning assets	3,075,822	$35,636	4.63%	3,111,395	$36,550	4.70%	3,089,094	$34,732	4.50%
Allowance for loan losses	(22,326)			(21,250)			(20,263)
Noninterest-earning assets	149,146			146,208			151,753
Total assets	$3,202,642			$3,236,353			$3,220,584

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$812,526	$347	0.17%	$826,715	$411	0.20%	$820,619	$377	0.18%
Money market	468,139	497	0.42%	455,454	489	0.43%	438,784	165	0.15%
Savings	428,447	70	0.07%	433,125	69	0.06%	428,725	70	0.07%
Time	383,070	1,086	1.13%	411,514	1,142	1.11%	453,543	1,007	0.89%
Total interest-bearing deposits	2,092,182	2,000	0.38%	2,126,808	2,111	0.40%	2,141,671	1,619	0.30%
Securities sold under agreements to repurchase	35,757	17	0.19%	40,851	17	0.17%	42,034	13	0.12%
Borrowings	33	—	2.42%	549	4	2.62%	5,880	29	1.97%
Subordinated debentures	37,561	478	5.09%	37,544	487	5.19%	37,495	470	5.01%
Total interest-bearing liabilities	2,165,533	$2,495	0.46%	2,205,752	$2,619	0.47%	2,227,080	$2,131	0.38%
Noninterest-bearing deposits	651,085			662,731			634,960
Noninterest-bearing liabilities	37,274			29,257			26,393
Total liabilities	2,853,892			2,897,740			2,888,433
Stockholders' Equity	348,750			338,613			332,151
Total liabilities and stockholders’ equity	$3,202,642			$3,236,353			$3,220,584

Net interest income/Net interest margin (4)		$33,141	4.31%		$33,931	4.36%		$32,601	4.22%
Tax-equivalent adjustment (3)		559	0.07%		606	0.08%		677	0.09%
Net interest income (tax-equivalent basis)/Net interest margin (tax-equivalent basis) (1) (3)		$33,700	4.38%		$34,537	4.44%		$33,278	4.31%
Net interest rate spread (5)			4.17%			4.23%			4.12%
Net interest-earning assets (6)	$910,289			$905,643			$862,014
Ratio of interest-earning assets to interest-bearing liabilities	1.42			1.41			1.39
Cost of deposits			0.29%			0.30%			0.23%

(1)	See "Reconciliation of Non-GAAP Financial Information" below for reconciliation of non-GAAP measure to their most comparable GAAP measures.
(2)	Annualized measure.
(3)	On a C Corp tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.
(5)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
(6)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest	(2) Yield/Cost	Average Balance	Interest	(2) Yield/Cost
ASSETS	(dollars in thousand)
Gross loans	$2,184,263	$91,387	5.58%	$2,129,043	$84,705	5.30%
Securities	779,375	15,754	2.70%	877,086	16,288	2.48%
Deposits with banks	131,209	1,948	1.98%	107,997	1,137	1.40%
Other	2,527	46	2.41%	2,789	54	2.56%
Total interest-earning assets	3,097,374	$109,135	4.70%	3,116,915	$102,184	4.37%
Allowance for loan losses	(21,346)			(19,771)
Noninterest-earning assets	147,972			160,676
Total assets	$3,224,000			$3,257,820

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$821,848	$1,175	0.19%	$826,311	$964	0.16%
Money market	455,469	1,356	0.40%	448,266	491	0.15%
Savings	428,865	207	0.06%	436,913	213	0.07%
Time	408,972	3,356	1.09%	445,826	2,547	0.76%
Total interest-bearing deposits	2,115,154	6,094	0.38%	2,157,316	4,215	0.26%
Securities sold under agreements to repurchase	39,542	48	0.16%	37,631	32	0.11%
Borrowings	378	7	2.60%	19,535	252	1.72%
Subordinated debentures	37,544	1,462	5.19%	37,479	1,319	4.69%
Total interest-bearing liabilities	2,192,618	$7,611	0.46%	2,251,961	$5,818	0.34%
Noninterest-bearing deposits	654,818			652,149
Noninterest-bearing liabilities	31,720			25,712
Total liabilities	2,879,156			2,929,822
Stockholders' Equity	344,844			327,998
Total liabilities and stockholders’ equity	$3,224,000			$3,257,820

Net interest income/Net interest margin (4)		$101,524	4.37%		$96,366	4.12%
Tax-equivalent adjustment (3)		1,775	0.08%		2,020	0.09%
Net interest income (tax-equivalent basis)/Net interest margin (tax-equivalent basis) (1) (3)		$103,299	4.45%		$98,386	4.21%
Net interest rate spread (5)			4.24%			4.03%
Net interest-earning assets (6)	$904,756			$864,954
Ratio of interest-earning assets to interest-bearing liabilities	1.41			1.38
Cost of deposits			0.29%			0.20%

(1)	See "Reconciliation of Non-GAAP Financial Information" below for reconciliation of non-GAAP measure to their most comparable GAAP measures.
(2)	Annualized measure.
(3)	On a C Corp tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.
(5)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
(6)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
	(Dollars in thousands)
NONPERFORMING ASSETS
Nonaccrual	$18,977	$25,051	13,877	15,876	20,783
Past due 90 days or more, still accruing (1)	95	2	53	37	629
Total nonperforming loans	19,072	25,053	13,930	15,913	21,412
Foreclosed assets	6,574	9,707	10,151	9,559	10,176
Total nonperforming assets	$25,646	$34,760	$24,081	$25,472	$31,588

NONPERFORMING ASSETS (Originated) (2)
Nonaccrual	$11,268	$15,985	8,619	10,329	13,683
Past due 90 days or more, still accruing	95	2	53	37	629
Total nonperforming loans	11,363	15,987	8,672	10,366	14,312
Foreclosed assets	1,048	1,510	1,439	1,395	1,975
Total nonperforming (originated)	$12,411	$17,497	$10,111	$11,761	$16,287

NONPERFORMING ASSETS (Acquired) (2)
Nonaccrual	$7,709	$9,066	$5,258	$5,547	$7,100
Past due 90 days or more, still accruing (1)	—	—	—	—	—
Total nonperforming loans	7,709	9,066	5,258	5,547	7,100
Foreclosed assets	5,526	8,197	8,712	8,164	8,201
Total nonperforming assets (acquired)	$13,235	$17,263	$13,970	$13,711	$15,301

Allowance for loan losses	$22,761	$22,542	$21,013	$20,509	$21,172

Gross loans	$2,171,014	$2,203,096	$2,183,322	$2,144,257	$2,139,139
Gross loans (originated) (2)	1,987,265	2,005,250	1,974,840	1,923,859	1,904,600
Gross loans (acquired) (2)	183,749	197,846	208,482	220,398	234,539

CREDIT QUALITY RATIOS
Allowance for loan losses to gross loans	1.05%	1.02%	0.96%	0.96%	0.99%
Allowance for loan losses to nonperforming loans	119.34%	89.98%	150.85%	128.88%	98.88%
Nonperforming loans to gross loans	0.88%	1.14%	0.64%	0.74%	1.00%
Nonperforming assets to gross assets	0.81%	1.08%	0.74%	0.78%	0.99%
Nonperforming assets to gross loans and foreclosed assets	1.18%	1.57%	1.10%	1.18%	1.47%

CREDIT QUALITY RATIOS (Originated) (2)
Nonperforming loans to gross loans	0.57%	0.80%	0.44%	0.54%	0.75%
Nonperforming assets to gross loans and foreclosed assets	0.62%	0.87%	0.51%	0.61%	0.85%

CREDIT QUALITY RATIOS (Acquired) (2)
Nonperforming loans to gross loans	4.20%	4.58%	2.52%	2.52%	3.03%
Nonperforming assets to gross loans and foreclosed assets	6.99%	8.38%	6.43%	6.00%	6.30%

(1)

Excludes loans acquired with deteriorated credit quality that are past due 90 or more days totaling $0.7 million, $0.5 million, $2.5 million, $2.7 million, and $2.9 million as of September 30, 2019, June 30, 2019, March 30, 2019, December 31, 2018, September 30, 2018, respectively.

(2)

Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs to average loans (originated and acquired), nonperforming loans to total loans (originated and acquired), and nonperforming assets to total loans and other real estate owned (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended					Nine Months Ended September 30,
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	2019	2018
ALLOWANCE FOR LOAN LOSSES	(dollars in thousands)
Beginning balance	$22,542	$21,013	$20,509	$21,171	$20,345	$20,509	$19,765
Provision	684	1,806	776	3,906	1,238	3,266	1,791
Charge-offs	(937)	(966)	(533)	(4,953)	(662)	(2,436)	(1,532)
Recoveries	472	689	261	385	250	1,422	1,147
Ending balance	$22,761	$22,542	$21,013	$20,509	$21,171	$22,761	$21,171

Net charge-offs (recoveries)	$465	$277	$272	$4,568	$412	$1,014	$385
Net charge-offs (recoveries) - (originated) (1)	224	(238)	196	2,778	239	182	359
Net charge-offs (recoveries) - (acquired) (1)	241	515	76	1,790	173	832	26

Net charge-offs to average gross loans	0.08%	0.05%	0.05%	0.85%	0.08%	0.06%	0.02%
Net charge-offs to average gross loans (originated) (1)	0.04%	-0.05%	0.04%	0.58%	0.05%	0.01%	0.03%
Net charge-offs to average gross loans (acquired) (1)	0.51%	1.00%	0.14%	3.10%	0.28%	0.54%	0.01%

Average gross loans	$2,191,230	$2,196,934	$2,164,330	$2,138,839	$2,143,577	$2,184,263	$2,129,043
Average gross loans (originated) (1)	2,001,803	1,990,015	1,946,035	1,907,503	1,895,859	1,979,383	1,862,206
Average gross loans (acquired) (1)	189,427	206,919	218,295	231,336	247,718	204,880	266,837

(1)

Originated loans and acquired loans along with the related credit quality ratios such as net charge-offs to average loans (originated and acquired), nonperforming loans to total loans (originated and acquired), and nonperforming assets to total loans and other real estate owned (originated and acquired) are non-GAAP financial measures. Originated loans represent loans initially originated by the Company and acquired loans that were refinanced using the Company’s underwriting criteria. Acquired loans represent loans originated under the underwriting criteria used by a bank that was acquired by Heartland Bank and Trust Company or State Bank of Lincoln. We believe these non-GAAP financial measures provide investors with information regarding the credit quality of loans underwritten using the Company’s policies and procedures.

HBT Financial, Inc.

HBT Financial, Inc.

Consolidated Financial Summary

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except share and per share data)
EARNINGS AND PER SHARE DATA
Net income	$17,437	$14,605	$18,736	$11,920	$17,592
Earnings per share - Basic and diluted	0.97	0.81	1.04	0.66	0.98

C Corp equivalent net income (3)	$13,122	$11,126	$14,036	$9,194	$13,228
C Corp equivalent earnings per share - Basic and diluted (3)	0.73	0.62	0.78	0.51	0.73

Ending number shares of common stock outstanding	18,027,512	18,027,512	18,027,512	18,027,512	18,027,512

Weighted average shares of common stock outstanding	18,027,512	18,027,512	18,027,512	18,027,512	18,027,512

PERFORMANCE RATIOS
Return on average assets (2)	2.18%	1.81%	2.32%	1.48%	2.18%
Return on average stockholders' equity (2)	20.00%	17.25%	21.59%	14.14%	21.19%

Net interest margin (2)	4.31%	4.36%	4.44%	4.29%	4.22%
Efficiency ratio	53.94%	58.59%	52.07%	58.35%	52.55%

C Corp equivalent return on average assets (2) (3)	1.64%	1.38%	1.74%	1.14%	1.64%
C Corp equivalent return on average stockholders' equity (2) (3)	15.05%	13.14%	16.17%	10.91%	15.93%

NON-GAAP INFORMATION
Adjusted C Corp equivalent net income (1)	$14,343	$14,308	$14,359	$10,874	$13,132
Adjusted C Corp equivalent earnings per share - Basic and diluted (1) (4)	0.80	0.79	0.80	0.60	0.73

Net interest margin (tax equivalent basis) (1) (2)	4.38%	4.44%	4.52%	4.37%	4.31%
Efficiency ratio (tax equivalent basis) (1)	53.21%	57.74%	51.32%	57.42%	51.69%

Adjusted C Corp equivalent return on average assets (1) (2)	1.79%	1.77%	1.78%	1.35%	1.63%
Adjusted C Corp equivalent return on average stockholders' equity (1) (2)	16.45%	16.90%	16.54%	12.90%	15.81%

Return on average tangible common equity (1) (2)	21.76%	18.84%	23.55%	15.49%	23.27%
C Corp equivalent return on average tangible common equity (1) (2) (3)	16.37%	14.35%	17.64%	11.95%	17.49%
Adjusted C Corp equivalent return on average tangible common equity (1) (2)	17.90%	18.46%	18.05%	14.13%	17.37%

(1)	See "Reconciliation of Non-GAAP Financial Information" below for reconciliation of non-GAAP measure to their most comparable GAAP measures.
(2)	Annualized measure.
(3)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –

Adjusted C Corp Equivalent Net Income and Adjusted C Corp Equivalent Return on Average Assets

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(dollars in thousands, except share and per share data)
Net income	$17,437	$14,605	$18,736	$11,920	$17,592

C Corp equivalent net income (3)	$13,122	$11,126	$14,036	$9,194	$13,228
Adjustments:
Net earnings (losses) from closed or sold operations, including gains on sale (1)	(3)	(14)	550	98	(35)
Charges related to termination of certain employee benefit plans	(845)	(3,316)	—	—	—
Realized gains (losses) on sales of securities	—	—	—	(2,803)	262
Mortgage servicing rights fair value adjustment	(860)	(1,120)	(1,002)	355	(93)
Total adjustments	(1,708)	(4,450)	(452)	(2,350)	134
C Corp equivalent tax effect of adjustments	487	1,268	129	670	(38)
Less adjustments after C Corp equivalent tax effect	(1,221)	(3,182)	(323)	(1,680)	96
Adjusted C Corp equivalent net income	$14,343	$14,308	$14,359	$10,874	$13,132

Average assets	$3,202,642	$3,236,353	$3,233,293	$3,217,545	$3,220,584

Return on average assets (2)	2.18%	1.81%	2.32%	1.48%	2.18%
C Corp equivalent return on average assets (2) (3)	1.64%	1.38%	1.74%	1.14%	1.64%
Adjusted C Corp equivalent return on average assets (2)	1.79%	1.77%	1.78%	1.35%	1.63%

Weighted average shares of common stock outstanding	18,027,512	18,027,512	18,027,512	18,027,512	18,027,512

Earnings per share - Basic and Diluted	$0.97	$0.81	$1.04	$0.66	$0.98
C Corp equivalent Earnings per share - Basic and Diluted (3)	0.73	0.62	0.78	0.51	0.73
Adjusted C Corp equivalent earnings per share - Basic and diluted	0.80	0.79	0.80	0.60	0.73

(1)	Closed or sold operations include HB Credit Company, HBT Insurance, and First Community Title Services, Inc.
(2)	Annualized measure.
(3)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures - Net Interest Margin (Tax Equivalent Basis)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Net interest income (tax equivalent basis)	(dollars in thousands)
Net interest income	$33,141	$33,931	$34,452	$33,076	$32,601
Tax-equivalent adjustment (1)	559	606	610	641	677
Net interest income (tax equivalent basis) (1)	$33,700	$34,537	$35,062	$33,717	$33,278

Net interest margin (tax equivalent basis)
Net interest margin (2)	4.31%	4.36%	4.44%	4.29%	4.22%
Tax-equivalent adjustment (1) (2)	0.07%	0.08%	0.08%	0.08%	0.09%
Net interest margin (tax equivalent basis) (1) (2)	4.38%	4.44%	4.52%	4.37%	4.31%

Average interest-earning assets	$3,075,822	$3,111,395	$3,105,216	$3,086,641	$3,089,094

	Nine Months Ended
	September 30, 2019	September 30, 2018
	(dollars in thousands)
Net interest income (tax equivalent basis)
Net interest income	$101,524	$96,366
Tax-equivalent adjustment (1)	1,775	2,020
Net interest income (tax equivalent basis) (1)	$103,299	$98,386

Net interest margin (tax equivalent basis)
Net interest margin (2)	4.37%	4.12%
Tax-equivalent adjustment (1) (2)	0.08%	0.09%
Net interest margin (tax equivalent basis) (1) (2)	4.45%	4.21%

Average interest-earning assets	$3,097,374	$3,116,915

(1)	On a C Corp tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.
(2)	Annualized measure.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures - Efficiency Ratio (Tax Equivalent Basis)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Efficiency ratio (tax equivalent basis)	(dollars in thousands)
Total noninterest expense	$22,303	$24,561	$22,212	$23,440	$21,937
Less: amortization of intangible assets	335	376	376	390	389
Adjusted noninterest expense	$21,968	$24,185	$21,836	$23,050	$21,548

Net interest income	$33,141	$33,931	$34,452	$33,076	$32,601
Total noninterest income	7,582	7,346	7,487	6,429	8,407
Operating revenue	40,723	41,277	41,939	39,505	41,008
Tax-equivalent adjustment (1)	559	606	610	641	677
Operating revenue (tax-equivalent basis) (1)	$41,282	$41,883	$42,549	$40,146	$41,685

Efficiency ratio	53.94%	58.59%	52.07%	58.35%	52.55%
Efficiency ratio (tax equivalent basis) (1)	53.21%	57.74%	51.32%	57.42%	51.69%

(1)	On a C Corp tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

Reconciliation of Non-GAAP Financial Measures - Tangible Common Equity to Tangible Assets , Adjusted C Corp Equivalent Return on Average Stockholders' Equity and Adjusted C Corp Equivalent Return on Tangible Common Equity

	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Tangible Common Equity	(dollars in thousands, except share and per share data)
Total stockholders' equity	$348,936	$339,870	$328,593	$340,396	$329,857
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	4,366	4,701	5,077	5,453	5,843
Tangible common equity	$320,950	$311,549	$299,896	$311,323	$300,394

Tangible Assets
Total assets	$3,166,613	$3,224,160	$3,257,667	$3,249,569	$3,180,613
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	4,366	4,701	5,077	5,453	5,843
Tangible assets	$3,138,627	$3,195,839	$3,228,970	$3,220,496	$3,151,150

Total stockholders' equity to total assets	11.02%	10.54%	10.09%	10.48%	10.37%
Tangible common equity to tangible assets	10.23%	9.75%	9.29%	9.67%	9.53%

HBT Financial, Inc.

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Average Tangible Common Equity	(dollars in thousands)
Total stockholders' equity	$348,750	$338,613	$347,157	$337,114	$332,151
Less: Goodwill	23,620	23,620	23,620	23,620	23,620
Less: Core deposit intangible assets, net	4,561	4,919	5,301	5,663	6,070
Average tangible common equity	$320,569	$310,074	$318,236	$307,831	$302,461

Net income	$17,437	$14,605	$18,736	$11,920	$17,592
C Corp equivalent net income (2)	13,122	11,126	14,036	9,194	13,228
Adjusted C Corp equivalent net income	14,343	14,308	14,359	10,874	13,132

Return on average stockholders' equity (1)	20.00%	17.25%	21.59%	14.14%	21.19%
C Corp equivalent return on average stockholders' equity (1) (2)	15.05%	13.14%	16.17%	10.91%	15.93%
Adjusted C Corp equivalent return on average stockholders' equity (1)	16.45%	16.90%	16.54%	12.90%	15.81%

Return on average tangible common equity (1)	21.76%	18.84%	23.55%	15.49%	23.27%
C Corp equivalent return on average tangible common equity (1) (2)	16.37%	14.35%	17.64%	11.95%	17.49%
Adjusted C Corp equivalent return on average tangible common equity (1)	17.90%	18.46%	18.05%	14.13%	17.37%

(1)	Annualized measure.
(2)	Reflects adjustment to our historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period.